UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 20, 2011

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden, Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(775) 329-2180

72757 Fred Waring Drive, Palm Desert, CA  92260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entries into a Material Definitive Agreement.

On June 15, 2011, Spare Backup, Federal Warranty Service Corporation, an Assurant Solutions company (Assurant), The Signal LLP, and Assurant Services of Puerto Rico, Inc, entered into a statement of work agreement (“SOW”) covering a specific offering to a major U.S. mobile telecommunications company (“Telco”).  The SOW is pursuant to a vendor services agreement (“VSA”) effective as of September 21, 2010 between for Spare Backup and Federal Warranty Service Corporation to provide an online data backup system that maintains and restores data for Assurant’s consumers. Because The Signal LLP and Assurant Services of Puerto Rico, Inc., was not original parties to the Agreement, each of them acknowledged receipt of a copy of that agreement and agreed to be bound by its terms and provisions.

The SOW will be in effect for a period of twenty-four (24) months (the “Initial Term”).  Thereafter, this SOW shall automatically renew for consecutive 12 month periods (the “Additional Terms”) unless any party provides to the other parties notice of non-renewal as per the terms of the VSA.

Under the terms of the SOW Spare Backup will provide its “Spare Online Data Backup”, “Spare Mobile”, “Spare Switch” and “Spare Sync/Collaborate” (Eligible Products), which is expected to be marketed to the Telco’s customers through Assurant’s support and service, beginning July 1, 2011.  The Eligible Products will be private label marketed showing “Powered by Spare Backup”.  The base offerings will be a program for 5GB of storage netbooks/notebooks or tablets with an initial sales target of 100,000 units in the first twelve months.  Spare Backup will charge Assurant an undisclosed monthly fee for all eligible customers participating within the 5GB base offer. Customer will also be afforded the opportunity to purchase additional storage capacity for an additional monthly fee and any revenue derived from those purchases will be shared between the parties on a mutually beneficial undisclosed basis.

Assurant Solutions companies develop, underwrite and market specialty insurance, extended service contracts and other risk management solutions in collaborative relationships with leading financial institutions, retailers, automobile dealers, utilities and other entities. Our companies include American Bankers Life Assurance Company of Florida, American Bankers Insurance Company of Florida, American Memorial Life Insurance Company, American Security Insurance Company, Federal Warranty Service Corporation, United Family Life Insurance Company and United Service Protection, Inc. Principal lines of business include debt protection administration, credit insurance, preneed life insurance, and warranties and extended service contracts on appliances, consumer electronics, automobiles, recreational vehicles and boats. With executive offices in Atlanta, Georgia, our companies serve clients and their customers throughout North America, the Caribbean and selected countries in South America and Europe. We have more than 4,000 employees worldwide with domestic operations in eight U.S. states and internationally in Argentina, Brazil, Canada, Chile, China, Germany, Ireland, Italy, Mexico, Puerto Rico, Spain and the United Kingdom.

Assurant Solutions companies help clients pass the competition by focusing on customized solutions for their risk-based endeavors. We strive to create custom solutions and solid partnerships that build the value of their customer portfolios. This strong client focus is the foundation of what we call "The Total Solution."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: June 17, 2011	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President